EXHIBIT 10.1
January 24, 2007
Sealy Corporation
One Office Parkway at Sealy Drive
Trinity, NC 27370
Attention: Michael Q. Murray, Vice President—Legal Counsel
Re: Sale and Purchase Agreement, dated July 11, 2006, by and between Wireless Ronin Technologies, Inc. and Sealy Corporation (the “Agreement”).
Dear Mike,
As we discussed, Section 1.8 of the Agreement provides that WRT’s exclusivity obligations are contingent upon Sealy meeting the order and installation quantity requirements under the Agreement. Also as we discussed, we would like to extend the measurement date for meeting such requirements by replacing each reference in Section 1.8 of the Agreement to “the quarter ending December 31, 2006” to “the quarter ending June 30, 2007.”
If you agree to this extension, please indicate by signing the copy of this letter enclosed and returning the same to my attention.
Very truly yours,

/s/ Scott W. Koller
Scott W. Koller

SEALY CORPORATION

By:	/s/ Michael Q. Murray
	Name:	Michael Q. Murray
	Title:	Vice President, Legal Counsel